Exhibit 99.1
AXT, Inc. Second Quarter 2018 Results
July 25, 2018
Page 1 of 5

AXT, Inc. Announces Second Quarter 2018 Financial Results

FREMONT, Calif., July 25, 2018 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the second quarter, ended June 30, 2018.

Second Quarter 2018 Results

Revenue in the second quarter of 2018 was $27.1 million, compared with $24.4 million in the first quarter of 2018 and $23.6 million in the second quarter of 2017.

Gross margin was 40.6 percent of revenue in the second quarter of 2018, compared with 39.2 percent of revenue in the first quarter of 2018 and 30.8 percent in the second quarter of 2017.

Operating expenses were $6.5 million in the second quarter of 2018, compared with $5.6 million in the first quarter of 2018 and $5.0 million in the second quarter of 2017.

Operating profit in the second quarter of 2018 was $4.5 million, compared with operating profit of $3.9 million in the first quarter of 2018 and $2.3 million in the second quarter of 2017.

Interest and other, net was a gain of $0.4 million in the second quarter of 2018, compared with a loss of $0.4 million in the first quarter of 2018, and a loss of $0.2 million in the second quarter of 2017.  Interest and other, net for the second quarter of 2018 included interest income and other of $0.2 million, a foreign exchange loss of $0.1 million and a net gain of $0.3 million from the seven partially owned companies in the company’s supply chain, accounted for under the equity method.

Income tax expense in the second quarter of 2018 was $0.4 million, compared with $0.3 million in the first quarter of 2018 and $0.3 million in the second quarter of 2017.

Net income in the second quarter of 2018 was $3.9 million, or $0.10 per diluted share, compared with a net income of $2.9 million or $0.07 per diluted share in the first quarter of 2018, and $1.9 million or $0.05 per diluted share in the second quarter of 2017.

AXT, Inc. Second Quarter 2018 Results
July 25, 2018

Management Qualitative Comments

“Our financial results for Q2 reflect solid demand in each of our primary product categories,” said Morris Young, chief executive officer.  “Broadly, the demand environment for our wafers remains strong, and we continue to focus on producing high-quality products that meet rigorous application requirements, as well as achieving greater efficiency in our manufacturing process.  We have also seen an uptick in the price of raw materials, and this has enabled a financial improvement in some of the raw material companies in which we have partial ownership.  We are making good progress in the relocation of our gallium arsenide manufacturing line and are encouraged by our success to date.”

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 2293858). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 2293858) until July 31, 2018. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.   AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) process technology for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Second Quarter 2018 Results
July 25, 2018

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; the ability of the Company to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Second Quarter 2018 Results
July 25, 2018

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue	$27,120	$23,557	$51,539	$44,173
Cost of revenue	16,110	16,301	30,956	30,629
Gross profit	11,010	7,256	20,583	13,544
Operating expenses:
Selling, general and administrative	4,987	3,942	9,209	7,735
Research and development	1,500	1,019	2,920	2,143
Total operating expenses	6,487	4,961	12,129	9,878
Income from operations	4,523	2,295	8,454	3,666
Interest income, net	139	114	281	212
Equity in earnings (loss) of unconsolidated joint ventures	307	(188)	(27)	(1,121)
Other expense, net	(51)	(102)	(266)	(54)
Income before provision for income taxes	4,918	2,119	8,442	2,703
Provision for income taxes	367	321	701	480
Net income	4,551	1,798	7,741	2,223
Less: Net (income) loss attributable to noncontrolling interests	(650)	132	(965)	372
Net income attributable to AXT, Inc.	$3,901	$1,930	$6,776	$2,595
Net income attributable to AXT, Inc. per common share:
Basic	$0.10	$0.05	$0.17	$0.07
Diluted	$0.10	$0.05	$0.17	$0.07
Weighted-average number of common shares outstanding:
Basic	39,001	38,306	38,970	36,238
Diluted	40,216	39,706	40,289	37,645

AXT, Inc. Second Quarter 2018 Results
July 25, 2018

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$29,698	$44,352
Short-term investments	18,802	20,032
Accounts receivable, net	22,434	22,778
Inventories	57,038	45,840
Prepaid expenses and other current assets	9,416	7,519
Total current assets	137,388	140,521
Long-term investments	5,714	12,576
Property, plant and equipment, net	65,174	46,530
Other assets	11,323	11,573
Total assets	$219,599	$211,200
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,059	$11,445
Accrued liabilities	11,711	11,149
Total current liabilities	25,770	22,594
Other long-term liabilities	296	289
Total liabilities	26,066	22,883

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	39	39
Additional paid-in capital	232,984	231,679
Accumulated deficit	(48,061)	(54,837)
Accumulated other comprehensive income	1,172	3,407
Total AXT, Inc. stockholders’ equity	189,666	183,820
Noncontrolling interests	3,867	4,497
Total stockholders’ equity	193,533	188,317
Total liabilities and stockholders’ equity	$219,599	$211,200